2017 Third Quarter Earnings Release David T. Provost Chief Executive Officer Thomas C. Shafer Vice Chairman, Chief Executive Officer of Chemical Bank Dennis L. Klaeser EVP and Chief Financial Officer October 25, 2017

This presentation and the accompanying presentation by management may contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation ("Chemical"). Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," “on track,” "opinion," "opportunity," "plans," "potential," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. These statements include, among others, statements related to our previously announced restructuring efforts and the effects of such efforts, including Chemical's expected annualized cost savings, the expected use of a portion of such cost savings to hire commercial lenders, other bankers and support staff to build market share and enhance revenue growth, the strength of our loans pipeline, our focus and expectations around building shareholder value, including organic revenue growth and cost discipline, expanding our market presence and product lines and the rationalization of our branch locations. All statements referencing future time periods are forward-looking. Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on Chemical, specifically, are also inherently uncertain. Forward-looking are based upon current beliefs and expectations and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Chemical undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Forward-Looking Statements & Other Information 2

Risk factors include, without limitation: • Chemical's ability to attract and retain new commercial lenders and other bankers as well as key operations staff in light of competition for experienced employees in the banking industry; • Chemical's ability to grow its deposits while reducing the number of physical branches that it operates; • Negative reactions to the branch closures by Chemical Bank's customers, employees and other counterparties; • Economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a deterioration in credit quality, a reduction in demand for credit and a decline in real estate values; • A general decline in the real estate and lending markets, particularly in our market areas, could negatively affect our financial results; • Increased cybersecurity risk, including potential network breaches, business disruptions, or financial losses; • Restrictions or condition imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • Legislative or regulatory changes,including changes in accounting standards and compliance requirements, may adversely affect us; • Changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; and • Economic, governmental, or other factors may prevent the projected population, residential, and commercial growth in the markets in which we operate. In addition, risk factors include, but are not limited to, the risk factors described in Item 1A of Chemical’s Annual Report on Form 10- K for the year ended December 31, 2016. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. Forward-Looking Statements & Other Information (continued) 3

Non-GAAP Financial Measures This presentation and the accompanying presentation by management contain certain non-GAAP financial disclosures that are not in accordance with U.S. generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include Chemical’s tangible shareholders' equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent basis, operating expenses-core (which excludes merger and restructuring expenses and impairment of income tax credits), operating expenses-efficiency ratio (which excludes merger and restructuring expenses, impairment of income tax credits and amortization of intangibles), the adjusted efficiency ratio (which excludes significant items, impairment of income tax credits, amortization of intangibles, net interest income FTE adjustments, gains from sale of investment securities and closed branch locations) ant other information presented excluding significant items, including net income, diluted earnings per share, return on average assets and return on average shareholders' equity. Chemical uses non-GAAP financial measures to provide meaningful, supplemental information regarding its operational results and to enhance investors’ overall understanding of Chemical’s financial performance. The limitations associated with non-GAAP financial measures include the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. These disclosures should not be considered an alternative to Chemical’s GAAP results. See the Appendix included with this presentation for a reconciliation of the non- GAAP financial measures to the most directly comparable GAAP financial measures. Forward-Looking Statements & Other Information (continued) 4

Q3 2017 Highlights q Diluted earnings per share of $0.56, compared to $0.73 in the 2nd qtr. 2017 and $0.23 in the 3rd qtr. 2016 q Diluted earnings per share, excluding significant items,(1)(2) of $0.79; up 5% from both 2nd qtr. 2017 and 3rd qtr. 2016 q Return on average assets and return on average shareholders' equity of 0.86% and 6.1%, respectively, in 3rd qtr. 2017 (1.21% and 8.6%, respectively, excluding significant items(1)(2)) q Return on average tangible shareholders' equity of 10.9% in 3rd qtr. 2017 (15.3%, excluding significant items(1)(2)) q Loan Growth ▪ $166 million in 3rd qtr. 2017 (quarterly organic loan growth: 12.3% commercial real estate construction, 4.0% consumer installment and 3.1% residential mortgage loans) q Asset quality ratios ▪ Nonperforming loans/total loans of 0.39% at September 30, 2017; increased from 0.37% at June 30, 2017, and from 0.32% at September 30, 2016 ▪ Net loan charge-offs/average loans of 0.10% (1)"Significant items" include merger and restructuring expenses and the change in fair value in loan servicing rights. (2)Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. 5

Income Statement Highlights

Financial Highlights

(in thousands except per share data)	2017 3rd Qtr.	2017 2nd Qtr.	2016 3rd Qtr.
Net interest income	**$ 143,628**	$ 137,948	$ 96,809
Provision for loan losses	**5,499**	6,229	4,103
Noninterest income	**32,122**	41,568	27,770
Operating expenses	**119,539**	98,237	106,144
Operating expenses, excl. merger and restructuring expenses and impairment of income tax credits(1)	**95,241**	97,772	68,674
Merger expenses	**2,379**	465	37,470
Restructuring expenses	**18,824**	—	—
Impairment of income tax credits	**3,095**	—	—
Net income	**40,459**	52,014	11,484
Net income, excl. significant items(1)	**56,868**	53,488	37,405
Diluted EPS	**0.56**	0.73	0.23
Diluted EPS, excl. significant items(1)	**0.79**	0.75	0.75
Return on Avg. Assets	**0.86%**	1.14%	0.37%
Return on Avg. Shareholders' Equity	**6.1%**	8.0%	2.9%
Efficiency Ratio	**68.0%**	54.7%	85.2%
Efficiency Ratio - Adjusted(1)	**51.2%**	52.2%	52.7%
Equity/Total Assets	**13.8%**	14.1%	14.7%
Tangible Shareholders' Equity/Tangible Assets(1)	**8.3%**	8.4%	8.7%
Book Value/Share	**$ 37.57**	$ 37.11	$ 36.37
Tangible Book Value/Share(1)	**$ 21.36**	$ 20.89	$ 19.99

(1)Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures.

Prior Quarter Comparison

- Higher net interest income in Q3 compared to Q2, due to organic loan growth, higher average balance of investment securities and an improvement in loan yields–partially offset by higher average balances of deposits and short-term borrowings
- Operating expenses increased primarily due to restructuring expenses, consisting primarily of severance and retirement related expenses
- Decrease in noninterest income primarily due to decreases in mortgage servicing revenue and other charges and fees for customer services
- Decrease in provision for loan losses, lower net organic loan growth

Prior-Year Quarter Comparison

- Merger-related expenses incurred in Q3 2016
- Increase in net interest income, attributable to increase in investment securities and organic growth in total loans during the twelve months ended September 30, 2017 and impact of the Talmer merger

6

2015 Total: $86.8(1); $92.3(2)(3) 2016 Total: $108.0(1); $140.4(2)(3) 2017 (1)Net Income (2)Net Income, excluding significant items. (3)Denotes a non-GAAP financial measure. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. $56.9(2)(3) Net Income Trending Upward ($ Millions, except EPS data) Net Income $0.57(3) Net Income Trending Upward ($ Millions, except EPS data) $60.0 $40.0 $20.0 $0.0 N et In co m e $1.00 $0.80 $0.60 $0.40 $0.20 $0.00 EP S Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 $17.8 $19.0 $24.5 $25.5 $23.6 $25.8 $11.5 $47.1 $47.6 $52.0 $40.5 $26.0 $2.8 $3.1 $16.4 2015 2016 2017 $53.5(2)(3) 7 $37.4(2)(3) Significant items (after-tax) Net Income __ Diluted EPS, excluding significant items (non-GAAP) (3) $0.79(3)

Restructuring Announced Sept. 12, 2017 ▪ Company-wide focus on efficient allocation of capital, enhancing efficiency, improving customer service and driving revenue growth * 7.5 percent reduction in total employees in 3Q17 * 4Q17 planned consolidation of 25 branches, in addition to the 13 branches consolidated in 3Q17 * Planned exiting of title insurance services and reducing resources allocated to auto lending * 3Q17 resulted in a pre-tax charge of $18.8 million as a result of retirement costs, severance and charges associated with disposition of branch facilities * Annualized cost savings expected to be about $20 million ▪ A portion of cost savings will be spent hiring commercial lenders, other bankers and support staff with a goal of building market share and further enhancing revenue growth 8

Loan Portfolio Composition ($ Millions) $1,117 9 September 30, 2016 $12,716 September 30, 2017 $13,833 Total Loan Growth - $3,200 $4,234 $3,047 $2,235 $3,320 $4,817 $3,221 $2,475 $120 $583 $174 $240 n Commercial n CRE/C&D n Residential n Consumer Loan Growth - Twelve Months Ended September 30, 2017

2015 - $476 2016 - $837 2017 - $843 $15 $224 $181 $280 $56 $843 $837 $96 $186 Quarterly Loan Growth Trends Loan Growth* ($ Millions) $275 *Excludes the impact of the $4.88 billion of loans acquired in the Talmer merger. $283 10 n Commercial n CRE/C&D n Residential n Consumer $400 $300 $200 $100 $0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Quarterly Loan Growth Trends Loan Growth - 2016 Total* Loan Growth - 2017 YTD $88 $277 $125 $347 $103 $441 $134 $165 $166 $394 Quarterly Loan Growth Trends

Q3 2017 Q2 2017 Q1 2017 2016 Total* Originated Loan Portfolio Commercial $ 71 $ 195 $ 88 $ 380 CRE/C&D 139 313 239 594 Residential 197 89 119 258 Consumer 89 103 56 418 Total Originated Loan Portfolio Growth $ 496 $ 700 $ 502 $ 1,650 Acquired Loan Portfolio Commercial $ (111) $ (88) $ (52) $ (292) CRE/C&D (92) (94) (64) (317) Residential (102) (97) (72) (133) Consumer (25) (27) (31) (71) Total Acquired Loan Portfolio Run-off $ (330) $ (306) $ (219) $ (813) Total Loan Portfolio Commercial $ (40) $ 107 $ 36 $ 88 CRE/C&D 47 219 175 277 Residential 95 (8) 47 125 Consumer 64 76 25 347 Total Loan Portfolio Growth $ 166 $ 394 $ 283 $ 837 Loan Growth (Run-off) ($ Millions) Loan Growth* – Originated v. Acquired *Excludes the impact of the $4.88 billion of loans acquired in the Talmer merger. 11 Loan Growth (Run-off) ($ Millions)

(1)Comprised of $874 million of growth in customer deposits offset by a $342 million decrease in brokered deposits. (2)Cost of deposits based on period averages. Total Deposits – September 30, 2016 $13.3 Total Deposits – September 30, 2017 $13.8 Organic $0.5, 4.0%(1) Total Deposits ($ Billions) Deposit Composition (2) 2016 2017 12 otal Deposits ($ Billions) Average Deposits ($ Millions) & Cost of Deposits(2) (%) $3.7 $3.0$4.0 $3.0 $0.1 n Noninterest-bearing Demand Deposits n Interest-bearing Demand Deposits n Savings Deposits n Time Deposits n Brokered Deposits $0.4 $0.7 $0.1 $3.3 $3.3$3.3 $2.9 $0.5 Deposits Cost of Deposits $14,000 $9,000 $4,000T ot al Av er ag e D ep os its 0.50% 0.25% 0.00% In te re st R at e Pa id Q1 Q2 Q3 Q4 Q1 Q2 Q3 $7,535 $7,528 $9,484 $13,003 $12,999 $13,022 $13,389 0.22% 0.23% 0.24% 0.27% 0.28% 0.33% 0.38% $(0.4) $(0.3)

Average Cost of Funds Q3 2017 – 0.53% Average Cost of Funds Q2 2017 – 0.44% $16.0 billion $16.6 billion Average cost of wholesale borrowings – 1.35% Average cost of wholesale borrowings – 1.14% Funding Breakdown ($ Billions) 13 June 30, 2017 September 30, 2017 n Deposits: n Time Deposits n Customer Repurchase Agreements n Wholesale borrowings (at September 30, 2017: brokered deposits - $0.1 billion, short and long term borrowings - $2.3 billion) $10.2 $2.9 $0.3 $2.6 $10.8 $3.0 $0.4 $2.4 Interest and noninterest- bearing, demand, savings, money market

ALL NPLs 2015 2016 2017 Originated Loans ($ billions) $3.3 $3.8 $4.3 $5.0 $5.8 $7.5 $9.2 Acquired Loans ($ billions) 0.5 0.4 0.3 0.7 1.5 5.5 4.7 Total Loans ($ billions) $3.8 $4.2 $4.6 $5.7 $7.3 $13.0 $13.9 Originated ALL $88 $84 $79 $76 $73 $78 $85 Acquired ALL — — — — — — 1 Total ALL $88 $84 $79 $76 $73 $78 $86 Originated ALL/ Originated Loans 2.60% 2.22% 1.81% 1.51% 1.26% 1.05% 0.93% NPLs/ Total Loans 2.05% 1.71% 1.33% 0.89% 0.86% 0.34% 0.39% Credit Mark as a % of Unpaid Principal on Acquired Loans 6.6% 6.0% 7.8% 5.4% 4.4% 3.1% 2.7% Provision for Loan Losses vs. Net Loan Losses Credit Quality ($ Millions, unless otherwise noted) Provision for Loan Losses vs. Net Loan Losses (Originated loan portfolio) Nonperforming Loans (NPLs) and Allowance for Loan Losses (ALL) Provision for Loan Losses Net Loan Losses $7.0 $3.5 $0.0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 $1.5 $1.5 $1.5 $2.0 $1.5 $3.0 $4.1 $6.3 $4.1 $6.2 $4.9$1.9 $1.8 $0.8 $4.3 $4.5 $1.8 $1.8 $1.8 $3.5 $1.2 $3.5 $120 $60 $0 YE 2011 YE 2012 YE 2013 YE 2014 YE 2015 YE 2016 Q3 2017 $78 $71 $62 $51 $62 $44 $54 $88 $84 $79 $76 $73 $78 $86 14

Net Interest Margin(1) and Loan Yields Net Interest Margin(1) Purchase Accounting Accretion on Loans Loan Yields Net Interest Income (Quarterly Trend) Net Interest Income, Net Interest Margin and Loan Yields (1)Computed on a fully taxable equivalent basis (non-GAAP) using a federal income tax rate of 35%. Please refer to the Appendix for a reconciliation of non-GAAP financial measures. 15 Quarterly Trend 2016 2017 Net Interest Income $140 $120 $100 $80 $60 $40 $ (M ill io ns ) Q1 Q2 Q3 Q4 Q1 Q2 Q3 $74.3 $77.5 $96.8 $132.4 $130.1 $137.9 $143.6 2016 2017 5.00% 2.50% 0.00% Q1 Q2 Q3 Q4 Q1 Q2 Q3 4.13% 4.19% 4.12% 4.18% 4.11% 4.22% 4.31% 3.60% 3.70% 3.58% 3.56% 3.49% 3.48% 3.48% 0.03% 0.11% 0.11% 0.14% 0.12% 0.21% 0.23%

$20.9 $32.1* Quarterly Non-Interest Income * Significant items: Changes in fair value in loan servicing rights were a $4.0 million detriment in Q3 2017, a $1.8 million detriment in Q2 2017, a $0.5 million detriment in Q1 2017, a $6.3 million benefit in Q4 2016 and a $1.2 million detriment in Q3 2016. Q4 2016 also included a $7.4 million gain on sales of branch offices. $41.6* $27.8* $54.3* 16 Quarterly 2016 2017 Other Wealth Management Service Charges Net Gain on Sale of Loans and other Mortgage Banking Revenue $60.0 $30.0 $0.0 $ (M ill io ns ) Q1 Q2 Q3 Q4 Q1 Q2 Q3 $7.1 $7.2 $10.1 $25.4 $15.0 $15.9 $11.6 $5.2 $5.8 $5.6 $6.0 $5.8 $7.0 $6.2$5.7 $6.3 $7.7 $8.4 $8.0 $8.8 $9.1 $1.4 $1.6 $4.4 $14.4 $9.2 $9.9 $5.2 $38.0* $19.4

$68.6(1) $106.1 $56.0(1) $59.1 $96.3(1) $114.3 Quarterly Operating Expenses $98.2 $100.0(1) 17 Quarterly 2016 2017 $104.2 Other Compensation Occupancy Equipment Impairment of Income Tax Credits Merger & Restructuring Expenses $120.0 $60.0 $0.0 $ (M ill io ns ) Q1 Q2 Q3 Q4 Q1 Q2 Q3 $13.1 $12.5 $16.1 $22.3 $23.9 $28.3 $28.1 $33.9 $33.1 $40.6 $57.7 $60.2 $52.6 $52.6 $4.9 $5.5 $5.5 $7.6 $7.4 $8.7 $6.9 $4.4 $4.9 $6.4 $8.7 $8.5 $8.1 $7.6 $3.1 $2.6 $3.1 $37.5 $18.0 $4.2 $0.5 $21.2 $97.7(1) $95.2(1) $119.5 (1) Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. $56.3(1) $58.9

Peer Average 12/31/2016(1) CHFC 12/31/2016 CHFC 6/30/2017 CHFC 9/30/2017 Tangible Book Value / Share(2) NA $20.20 $20.89 $21.36 Tangible Common Equity / Tangible Assets(2) 8.1% 8.8% 8.4% 8.3% Tier 1 Capital(3) 10.8% 10.7% 10.4% 10.5% Total Risk-Based Capital(3) 12.6% 11.5% 11.1% 11.2% Capital (1)Source SNL Financial – ASB, WTFC, CBSH, TCB, UMBF, PVTB, MBFI, ONB, FMBI and FFBC (ordered by asset size). (2)Denotes a non-GAAP financial measure. Refer to the Appendix for a reconciliation of non-GAAP financial measures. (3)Estimated at September 30, 2017 Tangible Book Value and Capital Ratios Tangible Book Value per Share(2) (TBV) Roll Forward $25 $20 $15 $10 $5 $0 TBV @ S ep 3 0, 20 16 Net Inco me ( Ex. Mer ger a nd R estru cturi ng Exp ense s) Divi dend s AOC I Ad j. Mer ger a nd R estru cturi ng TBV @ S ep 3 0, 20 17 $19.99 $3.04 $(1.09) $0.01 $(0.59) $21.36 18

q Emphasize our strategy of being the Premier Midwest Community Bank q Focus on what will build shareholder value • Organic revenue growth and cost discipline • Concentrate on achieving cost savings • Expand our market presence and product lines where additional value can be created • Rationalization of branch locations Closing Comments 19

Full Year Q3 2017 Q2 2017 Q3 2016 2016 2015 Shareholders’ equity $ 2,673,089 $ 2,639,442 $ 2,563,666 Goodwill, CDI and non-compete agreements, net of tax (1,153,576) (1,153,595) (1,154,121) Tangible shareholders’ equity $ 1,519,513 $ 1,485,847 $ 1,409,545 Common shares outstanding 71,152 71,131 70,497 Tangible book value per share $ 21.36 $ 20.89 $ 19.99 Total assets $ 19,354,308 $ 18,781,405 $ 17,383,637 Goodwill, CDI and non-compete agreements, net of tax (1,153,576) (1,153,595) (1,154,121) Tangible assets $ 18,200,732 $ 17,627,810 $ 16,229,516 Tangible shareholders’ equity to tangible assets 8.3% 8.4% 8.7% Net income $ 40,459 $ 52,014 $ 11,484 $ 108,032 $ 86,830 Significant items, net of tax 16,409 1,474 25,921 32,373 5,484 Net income, excl. significant items $ 56,868 $ 53,488 $ 37,405 $ 140,405 $ 92,314 Diluted earnings per share $ 0.56 $ 0.73 $ 0.23 Effect of significant items, net of tax 0.23 0.02 0.52 Diluted earnings per share, excl. significant items $ 0.79 $ 0.75 $ 0.75 Average assets $ 18,858,148 $ 18,264,699 $ 12,250,730 Return on average assets 0.86% 1.14% 0.37% Effect of significant items, net of tax 0.35% 0.03% 0.85% Return on average assets, excl. significant items 1.21% 1.17% 1.22% Average shareholders’ equity $ 2,643,233 $ 2,606,517 $ 1,559,668 Return on average shareholders’ equity 6.1% 8.0% 2.9% Effect of significant items, net of tax 2.5% 0.2% 6.7% Return on average shareholders’ equity, excl. significant items 8.6% 8.2% 9.6% (Dollars in thousands, except per share data) Appendix: Non-GAAP Reconciliation 20 (Dollars in thousands, except per share data)

Q3 2017 Q2 2017 Q3 2016 Efficiency Ratio: Total revenue – GAAP $ 175,750 $ 179,516 $ 124,579 Net interest income FTE adjustment 3,260 3,169 2,426 Significant items 4,040 1,725 935 Total revenue – Non-GAAP $ 183,050 $ 184,410 $ 127,940 Operating expenses – GAAP $ 119,539 $ 98,237 $ 106,144 Merger and restructuring expenses (21,203) (465) (37,470) Impairment of income tax credits (3,095) — — Operating expenses, core - Non-GAAP 95,241 97,772 68,674 Amortization of intangibles (1,526) (1,525) (1,292) Operating expenses, efficiency ratio -excluding merger & restructuring expenses, impairment of income tax credits and amortization of intangibles - Non-GAAP $ 93,715 $ 96,247 $ 67,382 Efficiency ratio – GAAP 68.0% 54.7% 85.2% Efficiency ratio – adjusted 51.2% 52.2% 52.7% Net Interest Margin: Net interest income – GAAP $ 143,628 $ 137,948 $ 96,809 Adjustments for tax equivalent interest: Loans 824 814 777 Investment securities 2,436 2,355 1,649 Total taxable equivalent adjustments 3,260 3,169 2,426 Net interest income (on a tax equivalent basis) $ 146,888 $ 141,117 $ 99,235 Average interest-earning assets $ 16,815,240 $ 16,228,996 $ 11,058,143 Net interest margin – GAAP 3.40% 3.41% 3.49% Net interest margin (on a tax-equivalent basis) 3.48% 3.48% 3.58% (Dollars in thousands, except per share data) Appendix: Non-GAAP Reconciliation 21 (Dollars in thousands, except per share data)